Supplemental Information Package 2026 Second Quarter Exhibit 99.2 Buffalo, New York

Orion Supplemental Information June 30, 2026 Section Page About the Data 3 Forward-Looking Statements 4 Company Overview 6 Balance Sheets 8 Statements of Operations 9 Funds From Operations (FFO), Core FFO and Funds Available for Distribution (FAD) 10 EBITDA, EBITDAre and Adjusted EBITDA 11 Capital Structure 12 Debt Detail 13 Ratio Analysis 14 Credit Facility Revolver Covenants 15 Net Operating Income (NOI) and Cash NOI 16 Leasing Activity 17 Vacant Property Operating Expenses 19 Acquisitions and Dispositions 20 Diversification Statistics: Operating Property Portfolio 21 Tenants Comprising Over 1% of Annualized Base Rent 22 Tenant Industry Diversification 23 Lease Expirations 24 Lease Summary 25 Operating Property Geographic Diversification 26 Operating Property Type 27 Operating Property Portfolio 28 Unconsolidated Joint Venture Investment Summary 30 Definitions 31 Q2 2026 SUPPLEMENTAL INFORMATION Orion Properties Inc. | WWW.ONLREIT.COM | 2

About the Data This data and other information described herein are as of and for the quarter ended June  30, 2026, unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with the consolidated financial statements and the Management's Discussion and Analysis of Financial Condition and Results of Operations sections contained in Orion Properties Inc.'s (the "Company," "Orion," "us," "our" and "we") Quarterly Reports on Form 10-Q for the periods ended June 30, 2026 and March 31, 2026 and Annual Report on Form 10-K for the year ended December 31, 2025. Unconsolidated Joint Venture The Company owns a 20% equity interest in one Unconsolidated Joint Venture which, as of June 30, 2026, owned a portfolio of six properties with an aggregate of 1.0 million leasable square feet located in six states. All assets in the joint venture portfolio are performing and the portfolio has an Occupancy Rate of 100% with a Weighted Average Remaining Lease Term of 5.8 years as of June  30, 2026. The Company has also made a member loan to the Unconsolidated Joint Venture (the "Member Loan") with an outstanding principal balance of $5.5 million as of June  30, 2026. As previously disclosed, the non-recourse mortgage notes associated with the Unconsolidated Joint Venture, which had an outstanding principal balance of $125.6 million as of August  6, 2026, experienced a payment default at maturity in February 2026. The lenders’ agent under the loan has issued a default notice and has informed the joint venture that it intends to seek to compel a sale of the properties in the joint venture in order to repay the loan. During June 2026, the lenders agreed to extend the loan maturity date until July 31, 2026, to provide the Unconsolidated Joint Venture with time to consummate the sale of one of the six properties, however the sale transaction was subsequently terminated and the loan went back into default on August 1, 2026. The lenders have implemented an excess cash flow sweep and as a result of the loan default, have various additional rights and remedies that are customary in a non-recourse mortgage financing, such as the right to collect default interest, institute a proceeding for foreclosure and apply for the appointment of a receiver. The joint venture has delivered a proposed disposition strategy to the lenders for the six properties and remains in discussions with the lenders about next steps which may include a short-term extension and the requirement to sell one or more properties and utilize the proceeds to repay principal outstanding under the debt. The Company cannot provide any assurance that the Unconsolidated Joint Venture will be able to extend or refinance all or any portion of this debt obligation, complete the disposition of the six properties on favorable terms or in a timely manner, or at all, or that the lenders will not seek to enforce their remedies due to the ongoing payment default. Due to uncertainties with regard to the recovery of its investments in the Unconsolidated Joint Venture, the Company reduced the carrying value of its investment in the Unconsolidated Joint Venture to zero as of December 31, 2025, and has recorded a loan loss reserve for the entire outstanding principal balance of its Member Loan. The Company accounts for its investment in the Unconsolidated Joint Venture under the equity method of accounting and during the year ended December 31, 2025, its share of losses exceeded the carrying amount of its investment. Accordingly, the Company has suspended recognition of its share of additional losses and will resume recognizing its share of earnings only after the Unconsolidated Joint Venture generates net income that exceeds the previously recognized losses. The Company has not recognized any further losses in excess of its investment and no contingent liabilities have been recorded related to the Unconsolidated Joint Venture as of and for the three and six months ended June 30, 2026. Additionally, beginning January 1, 2026, the Company is recording management fees from the Unconsolidated Joint Venture and interest income on the Member Loan on a cash basis rather than an accrual basis. Historically, the Company has included its proportionate share of the Unconsolidated Joint Venture's financial statement line items and operating metrics in its non-GAAP financial results and other operating metrics. This includes, among other line items and metrics, the Company’s proportionate share of Annualized Base Rent, Occupied Square Feet, Rentable Square Feet and Weighted Average Remaining Lease Term from the Unconsolidated Joint Venture properties, and Gross Real Estate Investments, outstanding principal balance under debt obligations, cash and cash equivalents, and restricted cash from the Unconsolidated Joint Venture’s balance sheet. As a result of the factors described above, including the suspension of equity method accounting on the Unconsolidated Joint Venture, the full loan loss reserve recorded against its Member Loan and the recording of fees and interest income on a cash basis, beginning January 1, 2026, the Company no longer includes the proportionate share of the Unconsolidated Joint Venture’s financial statement line items and operating metrics in its non-GAAP financial results and other operating metrics. Q2 2026 SUPPLEMENTAL INFORMATION Orion Properties Inc. | WWW.ONLREIT.COM | 3

Forward-Looking Statements Information set forth herein includes “forward-looking statements” which reflect the Company's expectations and projections regarding future events and plans, future financial condition, results of operations, liquidity and business, including leasing and occupancy, acquisitions, dispositions, rent receipts, expected borrowings and financing costs and the payment of future dividends. Generally, the words "anticipates," "assumes," "believes," "continues," "could," "estimates," "expects," "goals," "intends," "may," "plans," "projects," "seeks," "should," "targets," "will," "guidance," variations of such words and similar expressions identify forward- looking statements. These forward-looking statements are based on information currently available to the Company and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which may be difficult to predict and beyond the Company's control, that could cause actual events and plans or could cause the Company's business, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. These factors include, among other things, those discussed below. Information regarding historical rent collections should not serve as an indicator of future rent collections. We disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as may be required by law. The following are some, but not all, of the assumptions, risks, uncertainties and other factors that could cause the Company's actual results to differ materially from those presented in the forward-looking statements: • the risk of increases in interest rates, including that our borrowing costs may increase and we may be unable to extend or refinance our debt obligations on favorable terms and in a timely manner, or at all; • the risk of inflation, including that our operating costs, such as insurance premiums, utilities, real estate taxes, capital expenditures and repair and maintenance costs, may rise; • conditions associated with the global market, including an oversupply of office space, tenant credit risk and general economic conditions and geopolitical conditions; • our strategic review process is and will continue to be costly and time-consuming and may not result in a transaction, and any transaction that occurs may not increase stockholder value; • the risk that our strategic review process may disrupt our operations, divert management’s attention and create uncertainty for tenants, employees and counterparties; • the risk that recent changes in United States trade policy and the imposition of new tariffs continue to create disruption in macroeconomic conditions and could adversely impact our lenders, tenants and prospective tenants, and cause them to reduce or decline to do business with us or fail to meet their obligations to us; • the extent to which changes in workplace practices and office space utilization, including remote and hybrid work arrangements, and changes in government budgetary priorities, will continue and the impact that may have on demand for office space at our properties; • our ability to acquire new properties, convert certain vacant properties to multi-tenant use and sell non-core assets on favorable terms and in a timely manner, or at all; • risks associated with acquisitions, including the risk that we may not be in a position, or have the opportunity in the future, to make suitable property acquisitions on advantageous terms and/or that such acquisitions will fail to perform as expected; • our assumptions concerning tenant utilization and renewal probability of Dedicated Use Assets, and our ability to successfully execute on our strategy to shift our portfolio concentration over time away from traditional office properties, towards more Dedicated Use Assets; • our ability to comply with the terms of our credit agreements or to meet the debt obligations on our properties; • our ability to access the capital markets to raise additional equity or refinance maturing debt on favorable terms and in a timely manner, or at all; • changes in the real estate industry and in performance of the financial markets and interest rates and our ability to effectively hedge against interest rate changes; • the risk of tenants defaulting on their lease obligations, which is heightened due to our focus on single tenant properties; • our ability to renew leases with existing tenants or re-let vacant space to new tenants on favorable terms and in a timely manner, or at all; • the cost of rent concessions, tenant improvement allowances and leasing commissions; • the potential for termination of existing leases pursuant to tenant termination rights; Q2 2026 SUPPLEMENTAL INFORMATION Orion Properties Inc. | WWW.ONLREIT.COM | 4

• the amount, growth and relative inelasticity of our expenses; • risks associated with the ownership and development of real property; • risks accompanying our investment in and the management of OAP/VER Venture, LLC (the “Unconsolidated Joint Venture”), our unconsolidated joint venture, in which we hold a non-controlling ownership interest, including that the Unconsolidated Joint Venture may be unable to extend or refinance all or any portion of its mortgage debt obligations which are subject to an ongoing payment default that occurred at maturity or complete the disposition of the six joint venture properties on favorable terms or in a timely manner, or at all, or that the lenders may seek to enforce their remedies due to the ongoing payment default under the Unconsolidated Joint Venture Mortgage debt, and we may be unable to recover our original investment in the Unconsolidated Joint Venture, which we have written down to zero or, in the case of the Member Loan, fully reserved accordingly; • our ability to close pending real estate transactions, which may be subject to conditions that are outside of our control; • we may change our dividend policy at any time, and therefore the amount, timing and continued payment of dividends are not assured; • our properties may be subject to impairment charges; • risks resulting from losses in excess of insured limits or uninsured losses; • risks associated with the potential volatility of our common stock; and • the risk that we may fail to maintain our income tax qualification as a real estate investment trust. Additional factors that may affect future results are contained in the Company's filings with the SEC, which are available on the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law. Q2 2026 SUPPLEMENTAL INFORMATION Orion Properties Inc. | WWW.ONLREIT.COM | 5

Company Overview (unaudited) Orion is a real estate company incorporated in the state of Maryland on July 1, 2021, which has elected to be taxed as a real estate investment trust ("REIT") for U.S. federal income tax purposes, commencing with its initial taxable year ended December 31, 2021. Orion is an internally managed REIT engaged in the ownership, acquisition and management of a diversified portfolio of office properties in high-quality suburban markets across the United States and leased primarily on a single-tenant net lease basis to creditworthy tenants. The Company's portfolio is comprised of traditional office properties, as well as governmental, medical office, flex/laboratory and R&D and flex/industrial properties. As part of its investment strategy, the Company intends to shift its portfolio concentration over time away from traditional office properties, towards more Dedicated Use Assets. As of June  30, 2026, Orion owned and operated a portfolio of 57 Operating Properties with an aggregate of 6.4 million leasable square feet located within 26 states. As of June 30, 2026, Orion's Annualized Base Rent was $108.0 million, with 69.1% of Annualized Base Rent derived from Investment-Grade Tenants and 38.7% derived from properties deemed to be Dedicated Use Assets, or DUAs. The Company's Occupancy Rate was 78.1% and the Weighted Average Remaining Lease Term was 6.2 years. The top tenants, tenant industries and geographic locations of the Company's Operating Properties are outlined in the following sections: "Tenants Comprising Over 1% of Annualized Base Rent," "Tenant Industry Diversification," and "Operating Property Geographic Diversification," respectively. Tenants, Trademarks and Logos Orion is not affiliated or associated with, is not endorsed by, does not endorse, and is not sponsored by or a sponsor of the tenants or of their products or services pictured or mentioned. The names, logos and all related product and service names, design marks and slogans are the trademarks or service marks of their respective companies. Q2 2026 SUPPLEMENTAL INFORMATION See the Definitions section for a description of the Company's non-GAAP and operating metrics. Orion Properties Inc. | WWW.ONLREIT.COM | 6

Company Overview (continued) Senior Management Board of Directors Paul H. McDowell, Chief Executive Officer, President Reginald H. Gilyard, Non-Executive Chairman, Independent Director Gavin B. Brandon, Executive Vice President, Chief Financial Officer and Treasurer Kathleen R. Allen, Ph.D., Independent Director Christopher H. Day, Executive Vice President, Chief Operating Officer Richard J. Lieb, Independent Director Paul C. Hughes, General Counsel and Secretary Gregory J. Whyte, Independent Director Revea L. Schmidt, Senior Vice President, Chief Accounting Officer Paul H. McDowell, Chief Executive Officer, President and Director Corporate Offices and Contact Information 3200 E Camelback Road, Suite 100 122 E. 42nd Street, Suite 5100 Phoenix, AZ 85018 New York, NY 10168 602-698-1002 www.ONLREIT.com   Trading Symbol: ONL   Stock Exchange Listing: New York Stock Exchange   Transfer Agent Computershare Trust Company, N.A. c/o Computershare Investor Services P.O. Box 43006 Providence, RI 02940-3006 Toll Free: 877-218-2434 International: 781-575-3017 Q2 2026 SUPPLEMENTAL INFORMATION Orion Properties Inc. | WWW.ONLREIT.COM | 7

Balance Sheets (unaudited, in thousands) June 30, 2026 March 31, 2026 December 31, 2025 September 30, 2025 June 30, 2025 Assets Real estate investments, at cost: Land $ 167,254 $ 178,765 $ 176,532 $ 187,415 $ 219,221 Buildings, fixtures and improvements 956,882 983,994 976,676 986,834 1,044,379 Total real estate investments, at cost 1,124,136 1,162,759 1,153,208 1,174,249 1,263,600 Less: accumulated depreciation 196,198 197,281 195,042 188,317 189,673 Total real estate investments, net 927,938 965,478 958,166 985,932 1,073,927 Accounts receivable, net 41,111 47,644 35,333 32,611 26,983 Intangible lease assets, net 77,872 81,691 75,947 80,102 85,270 Cash and cash equivalents 16,870 10,274 22,362 32,639 17,384 Restricted cash 46,659 50,259 38,277 30,126 36,090 Real estate assets held for sale, net — — 12,803 14,969 — Other assets, net 29,625 32,945 27,614 46,414 48,534 Total assets $ 1,140,075 $ 1,188,291 $ 1,170,502 $ 1,222,793 $ 1,288,188 Liabilities and Equity Mortgages payable, net $ 331,802 $ 366,927 $ 371,957 $ 371,772 $ 371,587 Credit facility revolver 102,000 127,000 92,000 110,000 110,000 Accounts payable and accrued expenses 25,471 35,318 40,219 40,300 36,031 Below-market lease liabilities, net 17,429 17,939 18,449 18,959 19,469 Distributions payable 1,141 1,137 1,208 1,126 1,126 Other liabilities, net 28,203 30,180 22,154 20,519 20,645 Total liabilities 506,046 578,501 545,987 562,676 558,858 Common stock 57 57 56 56 56 Additional paid-in capital 1,152,706 1,151,892 1,151,644 1,150,246 1,149,283 Accumulated other comprehensive loss — — (5) (17) (25) Accumulated deficit (520,011) (543,432) (528,482) (491,463) (421,302) Total stockholders' equity 632,752 608,517 623,213 658,822 728,012 Non-controlling interest 1,277 1,273 1,302 1,295 1,318 Total equity 634,029 609,790 624,515 660,117 729,330 Total liabilities and equity $ 1,140,075 $ 1,188,291 $ 1,170,502 $ 1,222,793 $ 1,288,188 Q2 2026 SUPPLEMENTAL INFORMATION Orion Properties Inc. | WWW.ONLREIT.COM | 8

Q2 2026 SUPPLEMENTAL INFORMATION

Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended				
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Revenues:					
Rental	$ 34,098	$ 36,134	$ 35,010	$ 36,918	$ 37,102
Fee income from unconsolidated joint venture	206	137	209	204	203
Total revenues	**34,304**	**36,271**	**35,219**	**37,122**	**37,305**
Operating expenses:					
Property operating	12,477	14,783	15,199	17,284	15,895
General and administrative	4,611	5,140	5,972	4,607	4,838
Depreciation and amortization	13,520	13,159	13,087	14,709	14,928
Impairments	—	6,296	14,466	63,698	19,503
Transaction related	312	259	645	114	75
Total operating expenses	**30,920**	**39,637**	**49,369**	**100,412**	**55,239**
Other income (expenses):					
Interest expense, net	(7,330)	(7,250)	(7,473)	(7,880)	(8,016)
Gain on disposition of real estate assets	28,826	—	2,902	3,265	891
Loss on extinguishment of debt, net	(288)	(244)	—	—	—
Other income	63	243	312	317	404
Other expenses	(1)	(3,319)	(360)	(1,116)	(108)
Recovery of (reserve on) Member Loan	—	439	(5,926)	—	—
Equity in loss and impairment of investment in unconsolidated joint venture, net	—	—	(11,049)	(256)	(271)
Total other income (expenses), net	**21,270**	**(10,131)**	**(21,594)**	**(5,670)**	**(7,100)**
Income (loss) before taxes	**24,654**	**(13,497)**	**(35,744)**	**(68,960)**	**(25,034)**
Provision for income taxes	(71)	(71)	(59)	(67)	(67)
Net income (loss)	**24,583**	**(13,568)**	**(35,803)**	**(69,027)**	**(25,101)**
Net income attributable to non-controlling interest	(4)	(10)	(7)	(8)	(2)
Net income (loss) attributable to common stockholders	**$ 24,579**	**$ (13,578)**	**$ (35,810)**	**$ (69,035)**	**$ (25,103)**
Weighted average common shares outstanding - basic	56,946	56,565	56,316	56,313	56,254
Weighted average common shares outstanding - diluted	58,106	56,565	56,316	56,313	56,254
Net income (loss) per share attributable to common stockholders - basic	**$ 0.43**	**$ (0.24)**	**$ (0.64)**	**$ (1.23)**	**$ (0.45)**
Net income (loss) per share attributable to common stockholders - diluted	**$ 0.42**	**$ (0.24)**	**$ (0.64)**	**$ (1.23)**	**$ (0.45)**

Orion Properties Inc. | WWW.ONLREIT.COM | 9

Q2 2026 SUPPLEMENTAL INFORMATION

Funds From Operations (FFO), Core FFO and Funds Available for Distribution (FAD)

(unaudited, in thousands, except per share data)

	Three Months Ended				
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Net income (loss) attributable to common stockholders	$ 24,579	$ (13,578)	$ (35,810)	$ (69,035)	$ (25,103)
Adjustments:					
Depreciation and amortization of real estate assets	13,481	13,125	13,050	14,681	14,897
Gain on disposition of real estate assets	(28,826)	—	(2,902)	(3,265)	(891)
Impairment of real estate	—	6,296	14,466	63,698	19,503
Impairment of investment in Unconsolidated Joint Venture and proportionate share of adjustments for items above, as applicable	—	—	11,280	474	475
FFO attributable to common stockholders	**$ 9,234**	**$ 5,843**	**$ 84**	**$ 6,553**	**$ 8,881**
Transaction related	312	259	645	114	75
Amortization of deferred financing costs	928	845	932	933	922
Amortization of deferred lease incentives, net	221	162	136	175	115
Equity-based compensation, net	814	770	1,242	852	822
Loss on extinguishment of debt, net	288	244	—	—	—
Other adjustments, net	1	3,618	7,508	2,366	629
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	—	—	11	14	14
Core FFO attributable to common stockholders	**$ 11,798**	**$ 11,741**	**$ 10,558**	**$ 11,007**	**$ 11,458**
Amortization of above and below market leases, net	(312)	(312)	(312)	(312)	(321)
Straight-line rental revenue	(2,998)	1,830	(2,077)	(4,898)	(2,519)
Unconsolidated Joint Venture basis difference amortization	—	—	114	114	113
Capital expenditures and leasing costs	(8,852)	(18,651)	(17,777)	(18,283)	(15,572)
Other adjustments, net	222	123	75	66	68
Proportionate share of Unconsolidated Joint Venture adjustments for the items above, as applicable	—	—	33	27	28
FAD attributable to common stockholders	**$ (142)**	**$ (5,269)**	**$ (9,386)**	**$ (12,279)**	**$ (6,745)**
Weighted average common shares outstanding - basic	56,946	56,565	56,316	56,313	56,254
Effect of weighted average dilutive securities [(1)]	1,160	698	705	530	47
Weighted average common shares outstanding - diluted	**58,106**	**57,263**	**57,021**	**56,843**	**56,301**
FFO attributable to common stockholders per diluted share	$ 0.16	$ 0.10	$ 0.00	$ 0.12	$ 0.16
Core FFO attributable to common stockholders per diluted share	$ 0.20	$ 0.21	$ 0.19	$ 0.19	$ 0.20
FAD attributable to common stockholders per diluted share	$ 0.00	$ (0.09)	$ (0.17)	$ (0.22)	$ (0.12)

(1) Dilutive securities include unvested restricted stock units net of assumed repurchases in accordance with the treasury stock method and exclude performance-based restricted stock units for which the thresholds have not been met by the end of the applicable reporting period. Such dilutive securities are not included when calculating net loss per diluted share applicable to the Company for the periods presented above, as the effect would be antidilutive.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 10

Q2 2026 SUPPLEMENTAL INFORMATION

EBITDA, EBITDAre and Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended				
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Net income (loss) attributable to common stockholders	$ 24,579	$ (13,578)	$ (35,810)	$ (69,035)	$ (25,103)
Adjustments:					
Interest expense, net	7,330	7,250	7,473	7,880	8,016
Depreciation and amortization	13,520	13,159	13,087	14,709	14,928
Provision for income taxes	71	71	59	67	67
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	—	—	972	1,004	1,008
EBITDA	**$ 45,500**	**$ 6,902**	**$ (14,219)**	**$ (45,375)**	**$ (1,084)**
Gain on disposition of real estate assets	(28,826)	—	(2,902)	(3,265)	(891)
Impairment of real estate	—	6,296	14,466	63,698	19,503
Impairment of investment in unconsolidated joint venture and proportionate share of adjustments for items above, as applicable	—	—	10,805	—	—
EBITDAre	**$ 16,674**	**$ 13,198**	**$ 8,150**	**$ 15,058**	**$ 17,528**
Transaction related	312	259	645	114	75
Amortization of above and below market leases, net	(312)	(312)	(312)	(312)	(321)
Amortization of deferred lease incentives, net	221	162	136	175	115
Loss on extinguishment of debt, net	288	244	—	—	—
Other adjustments, net	1	3,618	7,508	2,366	629
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	—	—	(8)	(7)	(8)
Adjusted EBITDA	**$ 17,184**	**$ 17,169**	**$ 16,119**	**$ 17,394**	**$ 18,018**

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 11

Q2 2026 SUPPLEMENTAL INFORMATION

Capital Structure

(unaudited, dollars and shares in thousands, except per share amounts)

Capitalization



Common equity	27.4 %
Mortgages payable (2)	55.6 %
Credit facility revolver	17.0 %

Principal Payments Due


2026
$—
2027
$—
2028
$102,000
Thereafter
$334,598

Capitalization Table

			June 30, 2026
Common stock outstanding			57,045
Stock price			$ 2.89
Implied Equity Market Capitalization			**$ 164,860**
	Wtd. Avg. Maturity (Years)	**Wtd. Avg. Interest Rate (1)**	**Principal Outstanding**
Mortgages payable (2)	2.8	5.02 %	$ 334,598
Credit facility revolver (3)	1.6	6.37 %	102,000
Total secured debt	**2.5**	**5.34 %**	**$ 436,598**
Total unsecured debt	**—**	**— %**	**—**
Total Principal Outstanding	**2.5**	**5.34 %**	**$ 436,598**
Total Capitalization			**$ 601,458**
Cash and cash equivalents			16,870
Restricted cash			46,659
Enterprise Value			**$ 537,929**
Net Debt/Enterprise Value			69.4 %
Net Debt/Gross Real Estate Investments			27.9 %
Fixed Charge Coverage Ratio			2.68x
Liquidity (4)			$ 176,529
Net Debt/Annualized Most Recent Quarter Adjusted EBITDA			5.43x
Net Debt/Annualized Year-to-Date Adjusted EBITDA			5.43x

(1) Interest rate for variable rate debt represents the interest rate in effect as of June 30, 2026.

(2) Includes $316.6 million securitized mortgage loan secured by 18 of the Company's properties (the "CMBS Loan") which bears interest at a fixed rate of 4.971%. The CMBS Loan is scheduled to mature on February 11, 2029, subject to two borrower extension options for a total of 18 months if certain conditions have been satisfied. Pursuant to the loan modification agreement with the lender in February 2026, the lender will sweep all excess monthly cash flows from the properties collateralizing the CMBS Loan, after payment of interest and property operating expenses, until maturity to a combination of prepaying the outstanding principal balance of the CMBS Loan and funding an all-purpose reserve. The Company made principal payments of $38.4 million on the CMBS Loan during the six months ended June 30, 2026. Also includes $18.0 million fixed rate mortgage loan secured by the San Ramon, California property (the "San Ramon Loan") which bears interest at a fixed rate of 5.90% and matures on December 1, 2031.

(3) The Company's maximum borrowing capacity under the credit facility revolver is $215.0 million and amounts borrowed by the Company may be prepaid and re-borrowed from time to time. The Company's outstanding borrowings under the credit facility revolver bear interest at a floating rate of, at the election of the Company, Daily Simple SOFR, Term SOFR or a base rate, plus an applicable margin of 2.75% for SOFR loans and 1.75% for base rate loans, and the maturity date is February 18, 2028, subject to two six-month borrower extension options until February 18, 2029 if we satisfy certain conditions. The credit facility revolver is a senior secured fully recourse borrowing facility.

(4) Liquidity represents cash and cash equivalents and restricted cash of $63.5 million as well as $113.0 million available capacity on the Company's credit facility revolver as of June 30, 2026.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 12

Debt Detail (unaudited, dollars in thousands) Principal Payments Due Total 2026 2027 2028 Thereafter Credit facility revolver (1) $ 102,000 $ — $ — $ 102,000 $ — Mortgages payable (2) 334,598 — — — 334,598 Total Principal Outstanding $ 436,598 $ — $ — $ 102,000 $ 334,598 Debt Type Percentage of Principal Outstanding Weighted Average Interest Rate (3) Weighted Average Years to Maturity Credit facility revolver (1) 23.4% 6.37% 1.6 Mortgages payable (2) 76.6% 5.02% 2.8 Total 100.0% 5.34% 2.5 Total unsecured debt — % — % — Total secured debt 100.0% 5.34% 2.5 Total 100.0% 5.34% 2.5 Total fixed-rate debt 76.6% 5.02% 2.8 Total variable-rate debt 23.4% 6.37% 1.6 Total 100.0% 5.34% 2.5 ___________________________________ (1) See note 3 under the section "Capital Structure" for more information regarding the Company's credit facility revolver. (2) See note 2 under the section "Capital Structure" for more information regarding the Company's mortgages payable. (3) Interest rate for variable rate debt represents the interest rate in effect as of June 30, 2026. Q2 2026 SUPPLEMENTAL INFORMATION See the Definitions section for a description of the Company's non-GAAP and operating metrics. Orion Properties Inc. | WWW.ONLREIT.COM | 13

Q2 2026 SUPPLEMENTAL INFORMATION

Ratio Analysis

(unaudited, dollars in thousands)

	Three Months Ended				
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Interest Coverage Ratio					
Interest Expense, excluding non-cash amortization [1]	$ 6,402	$ 6,405	$ 7,028	$ 7,463	$ 7,612
Adjusted EBITDA [2]	17,184	17,169	16,119	17,394	18,018
Interest Coverage Ratio	2.68x	2.68x	2.29x	2.33x	2.37x
Fixed Charge Coverage Ratio					
Interest Expense, excluding non-cash amortization [1]	$ 6,402	$ 6,405	$ 7,028	$ 7,463	$ 7,612
Proportionate share of Unconsolidated Joint Venture adjustments for secured debt principal amortization	—	—	144	146	145
Total fixed charges	6,402	6,405	7,172	7,609	7,757
Adjusted EBITDA [2]	17,184	17,169	16,119	17,394	18,018
Fixed Charge Coverage Ratio	2.68x	2.68x	2.25x	2.29x	2.32x

(1) Refer to the Statements of Operations section for interest expense calculated in accordance with GAAP and to the Definitions section for the required reconciliation to the most directly comparable GAAP financial measure.

(2) Refer to the Statements of Operations section for net income (loss) calculated in accordance with GAAP and to the EBITDA, EBITDAre and Adjusted EBITDA section for the required reconciliation to the most directly comparable GAAP financial measure.

	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Net Debt Ratios					
Net Debt [1]	$ 373,069	$ 436,745	$ 428,039	$ 444,168	$ 453,636
Annualized Most Recent Quarter Adjusted EBITDA	68,736	68,676	64,476	69,576	72,072
Net Debt to Annualized Most Recent Quarter Adjusted EBITDA Ratio	5.43x	6.36x	6.64x	6.38x	6.29x
Net Debt [1]	$ 373,069	$ 436,745	$ 428,039	$ 444,168	$ 453,636
Annualized Year-to-Date Adjusted EBITDA [2]	68,706	68,676	68,957	70,451	70,888
Net Debt to Annualized Year-to-Date Adjusted EBITDA Ratio [2]	5.43x	6.36x	6.21x	6.30x	6.40x
Net Debt [1]	$ 373,069	$ 436,745	$ 428,039	$ 444,168	$ 453,636
Gross Real Estate Investments [1] [3]	1,334,983	1,374,543	1,382,757	1,423,695	1,535,433
Net Debt Leverage Ratio	27.9 %	31.8 %	31.0 %	31.2 %	29.5 %

(1) Refer to the Balance Sheets section for total debt and real estate investments, at cost calculated in accordance with GAAP and to the Definitions section for the required reconciliation to the most directly comparable GAAP financial measure.

(2) Year-to-date Adjusted EBITDA for December 31, 2025 has not been annualized for the purpose of this calculation.

(3) The Company has retrospectively updated its proportionate share of Unconsolidated Joint Venture Gross Real Estate Investments as of December 31, 2025 following the completion of the Unconsolidated Joint Venture's financial statement audit for the year ended December 31, 2025. Due to uncertainties with regard to recovery of our Unconsolidated Joint Venture investment, the Company recorded an other-than-temporary impairment loss on its investment in the Unconsolidated Joint Venture during the three months ended December 31, 2025. Certain components of this impairment were directly attributable to impairment of the real estate assets owned by the Unconsolidated Joint Venture, which were not previously reflected in the proportionate share of Gross Real Estate Investments as of December 31, 2025.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 14

Credit Facility Revolver Covenants (unaudited) The table that follows summarizes the financial covenants for the Company's credit facility revolver as defined and calculated per the terms of the facility's credit agreement. These calculations are presented to investors to show the Company's compliance with the financial covenants and are not measures of our liquidity or performance. As of June 30, 2026, the Company was in compliance with these covenants based on the covenant limits and calculations in place at that time. Credit Facility Revolver Financial Covenants Required June 30, 2026 Ratio of total indebtedness to total asset value ≤ 60% 45.4% Ratio of adjusted EBITDA to fixed charges ≥ 1.5x 2.52x Consolidated tangible net worth ≥ $740.6 million $985.4 million Collateral property availability ≥ $215.0 million $295.5 million Collateral property debt yield ≥ 13% 29.9% Q2 2026 SUPPLEMENTAL INFORMATION See the Definitions section for a description of the Company's non-GAAP and operating metrics. Orion Properties Inc. | WWW.ONLREIT.COM | 15

Q2 2026 SUPPLEMENTAL INFORMATION

Net Operating Income (NOI) and Cash NOI

(unaudited, dollars in thousands)

	Three Months Ended				
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Rental revenue:					
Cash rental revenue	$ 22,534	$ 26,511	$ 20,372	$ 21,469	$ 22,890
Fixed reimbursements	1,711	1,659	1,546	1,526	1,519
Variable reimbursements	6,021	7,208	7,385	7,889	8,580
Straight-line rental revenue	2,998	(1,830)	2,077	4,898	2,519
Amortization of above and below market leases, net	312	312	312	312	321
Amortization of deferred lease incentives, net	(221)	(162)	(136)	(175)	(115)
Other rental revenue	743	2,436	3,454	999	1,388
Total rental revenue	34,098	36,134	35,010	36,918	37,102
Property operating expense	(12,477)	(14,783)	(15,199)	(17,284)	(15,895)
NOI	**$ 21,621**	**$ 21,351**	**$ 19,811**	**$ 19,634**	**$ 21,207**
Adjustments:					
Straight-line rental revenue	(2,998)	1,830	(2,077)	(4,898)	(2,519)
Amortization of above and below market leases, net	(312)	(312)	(312)	(312)	(321)
Amortization of deferred lease incentives, net	221	162	136	175	115
Other non-cash adjustments	47	48	48	48	48
Proportionate share of Unconsolidated Joint Venture Cash NOI	—	—	893	900	897
Cash NOI	**$ 18,579**	**$ 23,079**	**$ 18,499**	**$ 15,547**	**$ 19,427**

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 16

Q2 2026 SUPPLEMENTAL INFORMATION

Leasing Activity

(unaudited, square feet and dollars in thousands)

During the periods indicated below, the Company entered into new and renewal leases as summarized in the following tables:

	Three Months Ended June 30, 2026		
	New Leases	Renewals	Total
Number of leases	2	4	6
Rentable square feet leased	6	196	202
Weighted average lease term (by rentable square feet) (years) - firm term [(1)]	5.5	5.1	5.1
Weighted average lease term (by rentable square feet) (years) - non-firm term [(1)]	5.5	5.1	5.1
Weighted average new term rental rate per rentable square foot per year (cash basis)	$ 10.90	$ 24.47	$ 24.11
Weighted average rental rate change (cash basis) [(2)(3)]	N/A	(7.7)%	(7.7)%
Tenant rent concessions and leasing costs per rentable square foot per year - firm term [(4)(5)]	$ 0.84	$ 5.49	$ 5.36
Tenant rent concessions and leasing costs per rentable square foot per year - non-firm term [(4)]	$ 0.84	$ 5.49	$ 5.36

	Three Months Ended June 30, 2025		
	New Leases	Renewals	Total
Number of leases	2	2	4
Rentable square feet leased	69	110	179
Weighted average lease term (by rentable square feet) (years) - firm term [(1)]	13.0	1.6	6.0
Weighted average lease term (by rentable square feet) (years) - non-firm term [(1)]	13.0	1.6	6.0
Weighted average new term rental rate per rentable square foot per year (cash basis)	$ 27.82	$ 11.45	$ 17.80
Weighted average rental rate change (cash basis) [(2)(3)]	N/A	6.2 %	6.2 %
Tenant rent concessions and leasing costs per rentable square foot per year - firm term [(4)(5)]	$ 10.26	$ 2.09	$ 8.91
Tenant rent concessions and leasing costs per rentable square foot per year - non-firm term [(4)]	$ 10.26	$ 2.09	$ 8.91

(1) Firm term includes the non-cancellable portion of the lease term and any cancellable portion of the lease term if the tenant's right to cancel requires payment of a termination fee. Non-firm term includes the firm term plus the portion of the lease term, principally under our United States Government leases, where the tenant has the right to terminate without payment of a termination fee.

(2) Represents weighted average percentage increase or decrease in (i) the annualized monthly cash amount charged to the applicable tenants (including monthly base rent receivables and certain fixed contractually obligated reimbursements by the applicable tenants, which may include estimates) as of the commencement date of the new lease term (excluding any full or partial rent abatement period) compared to (ii) the annualized monthly cash amount charged to the applicable tenants (including the monthly base rent receivables and certain fixed contractually obligated reimbursements by the applicable tenants, which may include estimates) as of the expiration date of the prior lease term. Contractually obligated reimbursements include estimated amortization of certain landlord funded improvements under our United States Government leases. If a space has been or will be vacant for more than 12 months prior to the commencement of a new lease, was previously otherwise not generating full cash rental revenue or if the lease types are not comparable, the lease will be excluded from the rental rate change calculation.

(3) Excludes two new leases for approximately 6,000 square feet for the three months ended June 30, 2026 that had been or will be vacant for more than 12 months at the time the new lease commences. Excludes two new leases for approximately 69,000 square feet during the three months ended June 30, 2025.

(4) Includes tenant improvement allowances and base building allowances, certain reimbursable and non-reimbursable landlord funded improvements, leasing commissions and rent concessions (includes estimates of property operating expenses, where applicable). For its multi-tenant properties, the Company has allocated the estimated cost of landlord funded improvements that benefit the property generally and/or the common areas and not the tenant's premises in particular, to the applicable lease based on square footage of the related tenant.

(5) There were no reimbursable landlord funded improvements or tenant improvement allowances included in the tenant rent concessions and leasing costs for the three months ended June 30, 2026 and 2025.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 17

Q2 2026 SUPPLEMENTAL INFORMATION

Leasing Activity (continued)

(unaudited, square feet and dollars in thousands)

During the periods indicated below, the Company entered into new and renewal leases as summarized in the following tables:

	Six Months Ended June 30, 2026		
	New Leases	Renewals	Total
Number of leases	4	5	9
Rentable square feet leased	201	356	557
Weighted average lease term (by rentable square feet) (years) - firm term (1)	11.6	4.2	6.9
Weighted average lease term (by rentable square feet) (years) - non-firm term (1)	11.6	4.2	6.9
Weighted average new term rental rate per rentable square foot per year (cash basis)	$ 16.10	$ 30.63	$ 25.40
Weighted average rental rate change (cash basis) (2) (3)	N/A	(2.3)%	(2.3)%
Tenant rent concessions and leasing costs per rentable square foot per year - firm term (4) (5)	$ 5.60	$ 4.69	$ 5.25
Tenant rent concessions and leasing costs per rentable square foot per year - non-firm term (4)	$ 5.60	$ 4.69	$ 5.25

	Six Months Ended June 30, 2025		
	New Leases	Renewals (6)	Total
Number of leases	3	5	8
Rentable square feet leased	229	330	559
Weighted average lease term (by rentable square feet) (years) - firm term (1)	10.9	3.4	6.5
Weighted average lease term (by rentable square feet) (years) - non-firm term (1)	10.9	3.4	6.5
Weighted average new term rental rate per rentable square foot per year (cash basis)	$ 29.24	$ 20.51	$ 24.10
Weighted average rental rate change (cash basis) (2) (3)	N/A	(14.2)%	(14.2)%
Tenant rent concessions and leasing costs per rentable square foot per year - firm term (4) (5)	$ 8.68	$ 4.22	$ 7.30
Tenant rent concessions and leasing costs per rentable square foot per year - non-firm term (4)	$ 8.68	$ 4.22	$ 7.30

(1) Firm term includes the non-cancellable portion of the lease term and any cancellable portion of the lease term if the tenant's right to cancel requires payment of a termination fee. Non-firm term includes the firm term plus the portion of the lease term, principally under our United States Government leases, where the tenant has the right to terminate without payment of a termination fee.

(2) Represents weighted average percentage increase or decrease in (i) the annualized monthly cash amount charged to the applicable tenants (including monthly base rent receivables and certain fixed contractually obligated reimbursements by the applicable tenants, which may include estimates) as of the commencement date of the new lease term (excluding any full or partial rent abatement period) compared to (ii) the annualized monthly cash amount charged to the applicable tenants (including the monthly base rent receivables and certain fixed contractually obligated reimbursements by the applicable tenants, which may include estimates) as of the expiration date of the prior lease term. Contractually obligated reimbursements include estimated amortization of certain landlord funded improvements under our United States Government leases. If a space has been or will be vacant for more than 12 months prior to the commencement of a new lease, was previously otherwise not generating full cash rental revenue or if the lease types are not comparable, the lease will be excluded from the rental rate change calculation.

(3) Excludes four new leases for approximately 201,000 square feet for the six months ended June 30, 2026 that had been or will be vacant for more than 12 months at the time the new lease commences. Excludes three new leases for approximately 229,000 square feet during the six months ended June 30, 2025.

(4) Includes tenant improvement allowances and base building allowances, certain reimbursable and non-reimbursable landlord funded improvements, leasing commissions and rent concessions (includes estimates of property operating expenses, where applicable). For its multi-tenant properties, the Company has allocated the estimated cost of landlord funded improvements that benefit the property generally and/or the common areas and not the tenant's premises in particular, to the applicable lease based on square footage of the related tenant.

(5) There were no reimbursable landlord funded improvements or tenant improvement allowances included in the tenant rent concessions and leasing costs for the six months ended June 30, 2026. Tenant rent concessions and leasing costs per rentable square foot for the six months ended June 30, 2025 and attributable to new leases have been retrospectively updated to reduce the amount of tenant improvement allowances by $0.64 per rentable square foot per year pursuant to the terms of a subsequent lease amendment entered into during the three months ended March 31, 2026.

(6) Includes the Company's proportionate share of rentable square feet and tenant rent concessions and leasing costs for one 163,000 square foot renewal at a property owned by the Company's Unconsolidated Joint Venture.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 18

Q2 2026 SUPPLEMENTAL INFORMATION

Vacant Property Operating Expenses

(unaudited, square feet and dollars in thousands for the six months ended June 30, 2026)

	Square Feet		Total Expenses
Operating Properties			
Fully vacant - full period [(1)]	241	$	890
Fully vacant - partial period	451		607
Substantially vacant - full period [(2)]	319		960
Fully and substantially vacant subtotal	**1,011**	**$**	**2,457**
Partially vacant [(3)]	554		1,803
Total	**1,565**	**$**	**4,260**
Disposed Properties			
Fully vacant - full period	N/A		1,918
Grand Total		**$**	**6,178**

(1) The Company had five fully vacant Operating Properties as of June 30, 2026. All expenses are a component of property operating expenses in the consolidated statements of operations and represent expenses for which the Company does not expect to be reimbursed.

(2) Operating Properties with an Occupancy Rate of 15% or lower are considered substantially vacant. The Company had one substantially vacant Operating Property as of June 30, 2026.

(3) The Company does not record property operating expenses at the suite level; therefore, the total expenses for the six months ended June 30, 2026 for partially vacant Operating Properties are estimated by multiplying the vacant square feet of the partially vacant Operating Properties by the total annualized expenses per square foot for fully and substantially vacant Operating Properties and prorating for the six months ended June 30, 2026.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 19

Q2 2026 SUPPLEMENTAL INFORMATION

Acquisitions and Dispositions

(unaudited, square feet and dollars in thousands)

Acquisitions

The following table summarizes the Company's acquisition activity during the six months ended June 30, 2026.

Date Purchased	Property Location	Square Feet	Gross Purchase Price	Adjusted Purchase Price (1)	Lease Term (Years) (2)	Cash Capitalization Rate	Average Capitalization Rate
February 27, 2026	Northbrook, IL	75	$ 15,000	$ 14,064	10.8	8.1 %	9.0 %
June 30, 2026	Lincoln, NE (3)	N/A	575	575	N/A	N/A	N/A
	Total	**75**	**$ 15,575**	**$ 14,639**			

(1) Represents Gross Purchase Price less, where applicable, adjustments to and credits against the purchase price agreed to by the Company pursuant to the purchase and sale agreement. Adjusted Purchase Price is not net of transaction costs.

(2) Represents the remaining lease term as of the acquisition date.

(3) The Company acquired the fee simple interest in one parcel of land at a property located in Lincoln, Nebraska. The Company's ownership interest of this property was previously comprised of a long-term ground lease interest. As of June 30, 2026, this property is approximately 96.7% leased to two tenants with a weighted average remaining lease term of 5.2 years.

Dispositions

The following table summarizes the Company's disposition activity during the six months ended June 30, 2026.

Date Sold	Property Location	Square Feet	Gross Sales Price	Adjusted Sales Price (1)	Lease Term (Years)	Cash Capitalization Rate	Average Capitalization Rate
January 9, 2026	Bedford, MA	328	$ 5,600	$ 5,600	Vacant	N/A	N/A
January 15, 2026	Malvern, PA	188	7,500	7,500	Vacant	N/A	N/A
April 21, 2026	Deerfield, IL (2)	N/A	13,100	13,100	Vacant	N/A	N/A
May 1, 2026	Glen Burnie, MD	120	22,500	22,490	Vacant	N/A	N/A
June 5, 2026	Columbus, OH	140	35,000	35,000	5.8	5.6 %	5.7 %
	Total	**776**	**$ 83,700**	**$ 83,690**			

(1) Represents Gross Sales Price less, where applicable, adjustments to and credits against the purchase price agreed to by the Company pursuant to the purchase and sale agreement. Adjusted Sales Price is not net of transaction costs.

(2) Includes six properties. No building square footage is associated with these properties due to the demolition of the buildings on the campus.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 20

___________________________________________________ Q2 2026 SUPPLEMENTAL INFORMATION Diversification Statistics: Operating Property Portfolio (unaudited, percentages based on portfolio Annualized Base Rent as of June 30, 2026, other than Occupancy Rate and Leased Rate which are based on Rentable Square Feet as of June 30, 2026) See the Definitions section for a description of the Company's non-GAAP and operating metrics. Orion Properties Inc. | WWW.ONLREIT.COM | 21 Tenant Diversification 20.1% 10.3% 4.6% 4.4% 4.2% 3.9% 3.5% 3.4% 3.3% 3.2% General Services Administration Merrill Lynch Cigna/Evernorth Ingram Micro Sekisui House U.S. T-Mobile Banner Life Insurance Encompass Health Collins Aerospace AT&T Geographic Diversification 21.7% 15.5% 9.5% 6.2% 6.1% 5.5% 4.4% 4.3% 3.5% 3.3% Texas New Jersey Kentucky Colorado New York California Georgia Tennessee Maryland Virginia Industry Diversification 20.6% 13.7% 10.5% 10.3% 7.1% 7.0% 5.5% 5.3% 4.2% 3.5% Government & Public Services Health Care Equipment & Services Capital Goods Financial Institutions Telecommunication Services Materials Commercial & Professional Services Software & Services Consumer Durables & Apparel Insurance Lease Expirations 3.8% 10.5% 22.7% 6.0% 6.1% 1.9% 1.8% 5.6% 4.9% 13.0% 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Statistics (square feet and dollars in thousands) Operating Properties 57 Non-Operating Properties — Rentable Square Feet 6,352 Annualized Base Rent $ 107,993 Occupancy Rate 78.1 % Leased Rate 78.1 % Weighted Average Remaining Lease Term 6.2 Investment-Grade Tenants 69.1 % NN leases 59.0 % NNN leases 6.9%

Q2 2026 SUPPLEMENTAL INFORMATION

Tenants Comprising Over 1% of Annualized Base Rent

(unaudited, square feet and dollars in thousands as of June 30, 2026)

Tenant	Number of Leases	Occupied Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent	Credit Rating
General Services Administration	16	810	12.8 %	$ 21,729	20.1 %	AA+
Merrill Lynch	1	482	7.6 %	11,136	10.3 %	A-
Cigna/Evernorth	2	275	4.3 %	4,919	4.6 %	A-
Ingram Micro	1	161	2.5 %	4,795	4.4 %	BB
Sekisui House U.S.	1	145	2.3 %	4,562	4.2 %	BBB
T-Mobile	3	216	3.4 %	4,180	3.9 %	BBB+
Banner Life Insurance	1	116	1.8 %	3,762	3.5 %	A
Encompass Health	1	65	1.0 %	3,646	3.4 %	BB
Collins Aerospace	1	207	3.3 %	3,587	3.3 %	BBB+
AT&T	1	203	3.2 %	3,484	3.2 %	BBB
Top Ten Tenants	**28**	**2,680**	**42.2 %**	**65,800**	**60.9 %**	
Remaining Tenants:						
Home Depot/HD Supply	2	153	2.4 %	3,448	3.2 %	A
Linde	1	175	2.8 %	2,972	2.8 %	A
Maximus	2	168	2.6 %	2,737	2.5 %	BB+
Mercury One	1	172	2.7 %	2,586	2.4 %	NR
Valent U.S.A.	1	97	1.5 %	2,510	2.3 %	NR
Charter Communications	1	156	2.5 %	2,476	2.3 %	BB+
Brown University Health	1	136	2.1 %	2,209	2.0 %	NR
GE Vernova	1	152	2.4 %	2,117	2.0 %	BBB
Day Pitney	1	56	0.9 %	2,049	1.9 %	NR
Elementis	1	66	1.0 %	1,980	1.8 %	NR
FedEx	1	90	1.4 %	1,623	1.5 %	BBB
AGCO	1	126	2.0 %	1,606	1.5 %	BBB-
Honeywell	1	81	1.3 %	1,586	1.5 %	A
B&G Foods	1	49	0.8 %	1,540	1.4 %	B-
Ifm Efector	1	45	0.7 %	1,375	1.3 %	NR
Barilla America	1	75	1.2 %	1,175	1.1 %	NR
Becton Dickinson	1	50	0.8 %	1,116	1.0 %	BBB
Change Healthcare Operations	1	55	0.9 %	1,097	1.0 %	A+
Total	**48**	**4,582**	**72.2 %**	**$ 102,002**	**94.4 %**	

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 22

Q2 2026 SUPPLEMENTAL INFORMATION

Tenant Industry Diversification

(unaudited, square feet and dollars in thousands as of June 30, 2026)

Industry	Number of Leases [1]	Occupied Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent
Government & Public Services	18	854	13.4 %	$ 22,289	20.6 %
Health Care Equipment & Services	10	715	11.3 %	14,796	13.7 %
Capital Goods	8	664	10.5 %	11,383	10.5 %
Financial Institutions	1	482	7.6 %	11,136	10.3 %
Telecommunication Services	4	419	6.6 %	7,664	7.1 %
Materials	4	343	5.4 %	7,561	7.0 %
Commercial & Professional Services	10	281	4.4 %	5,928	5.5 %
Software & Services	2	220	3.5 %	5,708	5.3 %
Consumer Durables & Apparel	1	145	2.3 %	4,562	4.2 %
Insurance	1	116	1.8 %	3,762	3.5 %
Top Ten Tenant Industries	**59**	**4,239**	**66.8 %**	**94,789**	**87.7 %**
Remaining Tenant Industries:					
Retailing	3	157	2.5 %	3,526	3.3 %
Food & Beverage	2	124	1.9 %	2,715	2.5 %
Charity & Non-Profit	1	172	2.7 %	2,586	2.4 %
Media & Entertainment	1	156	2.5 %	2,476	2.3 %
Transportation	1	90	1.4 %	1,623	1.5 %
Restaurant	5	20	0.3 %	228	0.2 %
Real Estate	1	2	— %	50	0.1 %
Total	**73**	**4,960**	**78.1 %**	**$ 107,993**	**100.0 %**

(1) The Company has certain Operating Properties that are subject to multiple leases.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 23

Q2 2026 SUPPLEMENTAL INFORMATION

Lease Expirations

(unaudited, square feet and dollars in thousands as of June 30, 2026)

Year of Expiration	Number of Leases Expiring [1]	Occupied Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent
2026	6	137	2.2 %	$ 4,148	3.8 %
2027	9	655	10.3 %	11,364	10.5 %
2028	13	1,073	16.9 %	24,550	22.7 %
2029	6	401	6.3 %	6,490	6.0 %
2030	6	208	3.3 %	6,602	6.1 %
2031	4	68	1.1 %	1,995	1.9 %
2032	2	83	1.3 %	1,905	1.8 %
2033	4	297	4.7 %	6,022	5.6 %
2034	6	305	4.8 %	5,277	4.9 %
2035	3	614	9.7 %	14,028	13.0 %
Thereafter	14	1,119	17.5 %	25,612	23.7 %
Total	**73**	**4,960**	**78.1 %**	**$ 107,993**	**100.0 %**

(1) The Company has certain Operating Properties that are subject to multiple leases.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Properties Inc. | WWW.ONLREIT.COM | 24

Q2 2026 SUPPLEMENTAL INFORMATION

Lease Summary

(unaudited, square feet and dollars in thousands as of June 30, 2026)

Rent Escalations	Number of Leases [1]	Occupied Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent
Fixed Dollar or Percent Increase	51	4,015	63.2 %	$ 84,029	77.8 %
GSA CPI	15	775	12.2 %	20,988	19.4 %
CPI	1	81	1.3 %	1,586	1.5 %
Flat	6	89	1.4 %	1,390	1.3 %
Total	**73**	**4,960**	**78.1 %**	**$ 107,993**	**100.0 %**

Tenant Expense Obligations	Number of Leases [1]	Occupied Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent
NN	43	3,376	53.1 %	$ 63,684	59.0 %
Modified Gross	22	1,290	20.3 %	36,709	34.0 %
NNN	6	284	4.5 %	7,495	6.9 %
Gross	2	10	0.2 %	105	0.1 %
Total	**73**	**4,960**	**78.1 %**	**$ 107,993**	**100.0 %**

(1) The Company has certain Operating Properties that are subject to multiple leases.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 25

Q2 2026 SUPPLEMENTAL INFORMATION

Operating Property Geographic Diversification

(unaudited, square feet and dollars in thousands as of June 30, 2026)

Location	Number of Properties	Rentable Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent
Texas	15	1,351	21.3 %	$ 23,463	21.7 %
New Jersey	3	714	11.2 %	16,705	15.5 %
Kentucky	1	438	6.9 %	10,203	9.5 %
Colorado	3	392	6.2 %	6,679	6.2 %
New York	6	756	11.9 %	6,601	6.1 %
California	3	214	3.4 %	5,990	5.5 %
Georgia	3	284	4.5 %	4,704	4.4 %
Tennessee	4	240	3.8 %	4,651	4.3 %
Maryland	1	116	1.8 %	3,762	3.5 %
Virginia	1	207	3.3 %	3,587	3.3 %
Top Ten States	**40**	**4,712**	**74.3 %**	**86,345**	**80.0 %**
Remaining States:					
Nebraska	1	150	2.4 %	2,948	2.7 %
Missouri	1	181	2.8 %	2,692	2.5 %
Wisconsin	1	156	2.5 %	2,476	2.3 %
Rhode Island	1	136	2.1 %	2,209	2.0 %
Iowa	2	92	1.4 %	2,087	1.9 %
West Virginia	1	63	1.0 %	1,475	1.4 %
Pennsylvania	1	45	0.7 %	1,375	1.3 %
Oregon	1	69	1.1 %	1,212	1.1 %
Illinois	1	75	1.2 %	1,175	1.1 %
Kansas	1	90	1.4 %	1,140	1.1 %
Idaho	1	35	0.5 %	741	0.7 %
Indiana	1	83	1.3 %	664	0.6 %
Arizona	1	90	1.4 %	591	0.5 %
Minnesota	1	39	0.6 %	505	0.5 %
Florida	1	6	0.1 %	249	0.2 %
Oklahoma	1	330	5.2 %	109	0.1 %
Total	**57**	**6,352**	**100.0 %**	**$ 107,993**	**100.0 %**

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 26

Operating Property Type (unaudited, square feet and dollars in thousands as of June 30, 2026) Property Type Number of Properties Rentable Square Feet % of Total Rentable Square Feet Annualized Base Rent % of Total Annualized Base Rent Traditional Office 30 4,434 69.8% $ 66,230 61.3 % Governmental 17 938 14.8% 23,256 21.5 % Flex/Industrial 4 532 8.4% 7,508 7.0 % Flex/Laboratory and R&D 4 293 4.6% 6,762 6.3 % Medical Office 2 155 2.4% 4,237 3.9 % Total 57 6,352 100.0% $ 107,993 100.0 % Q2 2026 SUPPLEMENTAL INFORMATION See the Definitions section for a description of the Company's non-GAAP and operating metrics. Orion Properties Inc. | WWW.ONLREIT.COM | 27

Q2 2026 SUPPLEMENTAL INFORMATION

Operating Property Portfolio

(unaudited, as of June 30, 2026 and Cash NOI for the trailing 12 months ended June 30, 2026)

Industry	Address	Rentable Square Feet	Occupancy Rate	WALT	ABR	Trailing NOI [1]	Trailing Cash NOI [1]	
Commercial & Professional Services	4335 Paredes Line Road Brownsville, TX	78	100.0 %	1.9	$ 1,597	$ 1,555	$ 1,563	(2)
Telecommunication Services	3750 Wheeler Road Augusta, GA	78	100.0 %	6.3	1,781	1,382	1,628	(2)
Telecommunication Services	4080 27th Court SE Salem, OR	69	100.0 %	0.8	1,212	1,139	1,171	(2)
Health Care Equipment & Services	8455 University Place Drive St. Louis, MO	181	100.0 %	2.5	2,692	2,552	2,648	(3)
Government & Public Services	2305 Hudson Boulevard Brownsville, TX	11	100.0 %	7.6	354	102	102	(3)
Government & Public Services	257 Bosley Industrial Park Parkersburg, WV	63	100.0 %	12.9	1,475	1,101	1,144	(2)
Government & Public Services	2805 Pine Mill Road Paris, TX	11	100.0 %	5.2	434	248	257	(3)
Government & Public Services	3381 U.S. Highway 277 Eagle Pass, TX	20	100.0 %	11.8	562	291	303	(2)
Government & Public Services	2475 Cliff Creek Crossing Dr Dallas, TX	17	100.0 %	4.3	683	295	327	(2)
Government & Public Services	3644 Avtech Parkway Redding, CA	44	100.0 %	0.3	1,349	1,049	1,061	(2)
Government & Public Services	5100 W 36th Street Minneapolis, MN	39	100.0 %	3.8	505	491	493	(2)
Government & Public Services	4525 State Route 11 Malone, NY	29	100.0 %	—	1,171	717	780	(3)
Government & Public Services	2600 Voyager Avenue Sioux City, IA	11	100.0 %	1.1	501	202	265	(2)
Government & Public Services	135 Circle Lane Knoxville, TN	26	100.0 %	0.1	744	358	387	(2)
Health Care Equipment & Services	2304 State Highway 121 Bedford, TX	65	100.0 %	4.3	3,646	3,631	3,615	(3)
Government & Public Services	3369 U.S. Highway 277 Eagle Pass, TX	9	100.0 %	12.6	314	93	93	(2)
Transportation	942 S. Shady Grove Road Memphis, TN	90	100.0 %	8.5	1,623	1,747	1,606	(3)
Capital Goods	601 Third Street SE Cedar Rapids, IA	81	100.0 %	1.7	1,586	1,418	1,548	(3)
Health Care Equipment & Services	15 LaSalle Square Providence, RI	136	100.0 %	9.8	2,209	2,541	875	(2)
Materials	100 Sci Park Boulevard East Windsor, NJ	66	100.0 %	5.9	1,980	1,320	801	(3)
Vacant	6005 Fair Lakes Road East Syracuse, NY	109	— %	—	—	2,809	2,809	(3)
Government & Public Services	310 Canaveral Groves Blvd Cocoa, FL	6	100.0 %	1.7	249	108	108	
Government & Public Services	103 & 104 Airport Road Grangeville, ID	35	100.0 %	1.3	741	492	492	
Government & Public Services	2901 Alta Mesa Boulevard Fort Worth, TX	16	100.0 %	9.6	438	167	159	(2)
Government & Public Services	59 Dunning Way Plattsburgh, NY	13	100.0 %	7.3	585	207	209	(2)
Capital Goods	1800 Nelson Road Longmont, CO	152	100.0 %	8.3	2,117	2,330	2,211	(2)
Telecommunication Services	2270 Lakeside Boulevard Richardson, TX	203	100.0 %	0.8	3,484	3,354	3,483	
Health Care Equipment & Services	5859 Farinon Drive San Antonio, TX	96	52.1 %	1.3	1,116	953	1,020	
Restaurant	202 S. Cheyenne Tulsa, OK	330	3.3 %	6.8	109	(1,950)	(1,998)	(2)
Consumer Durables & Apparel	4350 South Monaco Street Denver, CO	145	100.0 %	2.3	4,562	1,793	2,776	(2)
Vacant	2250 Lakeside Boulevard Richardson, TX	116	— %	—	—	(730)	(730)	
Commercial & Professional Services	3833 Greenway Drive Lawrence, KS	90	100.0 %	1.9	1,140	1,083	1,101	(2)
Materials	1585 Sawdust Road The Woodlands, TX	175	100.0 %	6.9	2,972	2,296	2,641	(2)
Vacant	7390 S. Iola Street Englewood, CO	95	— %	—	—	(499)	(492)	(3)
Media & Entertainment	1254-1320 N. MLK Jr. Drive Milwaukee, WI	156	100.0 %	0.8	2,476	2,305	2,381	
Telecommunication Services	695 Grassmere Park Nashville, TN	69	100.0 %	7.6	1,187	1,227	1,184	(3)
Commercial & Professional Services	1575 Sawdust Road The Woodlands, TX	153	83.0 %	2.7	2,620	1,915	1,947	
Retailing	101 Riverview Parkway Santee, CA	73	100.0 %	2.4	2,131	1,881	1,883	(2)
Charity & Non-Profit	6655 North MacArthur Boulevard Irving, TX	172	100.0 %	12.4	2,586	(563)	(1,298)	(2)
Government & Public Services	333 Scott St & 300 Madison Ave Covington, KY	438	96.1 %	2.1	10,203	6,059	5,859	(2)
Vacant	1759 Wehrle Drive Amherst, NY	170	— %	—	—	1,308	2,258	
Capital Goods	22640 Davis Drive Sterling, VA	207	100.0 %	2.8	3,587	3,477	3,505	(3)
Capital Goods	1100 Atwater Drive, Lot 11A Malvern, PA	45	100.0 %	5.3	1,375	1,421	1,445	(3)
Health Care Equipment & Services	7353 Company Drive Indianapolis, IN	83	100.0 %	1.3	664	619	592	(2)

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 28

Q2 2026 SUPPLEMENTAL INFORMATION

Industry	Address	Rentable Square Feet	Occupancy Rate	WALT	ABR	Trailing NOI (1)	Trailing Cash NOI (1)	
Health Care Equipment & Services	1640 Dallas Parkway Plano, TX	209	56.0 %	5.4	$ 2,657	$ 2,260	$ 1,995	(2)
Government & Public Services	777 Research Road Lincoln, NE	150	96.7 %	5.2	2,948	1,041	5,074	(2)
Software & Services	249 - 257 West Genesee Street Buffalo, NY	405	41.0 %	12.8	4,845	2,424	(1,592)	(2)
Insurance	3275 Bennett Creek Avenue Urbana, MD	116	100.0 %	13.2	3,762	2,513	3,815	(3)
Health Care Equipment & Services	100 Airpark Center Drive East Nashville, TN	55	100.0 %	4.3	1,097	1,178	1,076	(2)
Retailing	3074 Chastain Meadows Pkwy NW Kennesaw, GA	80	100.0 %	1.8	1,317	1,438	1,611	(3) (5)
Capital Goods	4205 River Green Parkway Duluth, GA	126	100.0 %	15.1	1,606	2,212	1,248	(3)
Commercial & Professional Services	8 Sylvan Way Parsippany, NJ	166	63.3 %	14.8	3,589	(432)	(1,988)	(2)
Financial Institutions	1500-1600 American Boulevard Hopewell, NJ	482	100.0 %	9.4	11,136	11,078	5,728	(3)
Health Care Equipment & Services	3003 N. 3rd Street Phoenix, AZ	90	25.6 %	10.2	591	(643)	(950)	(3)
Vacant	395 S. Youngs Road Amherst, NY	30	— %	—	—	(217)	(217)	
Materials	4600 Norris Canyon Road San Ramon, CA	97	100.0 %	13.2	2,510	4,358	2,789	(4)
Food & Beverage	885 Sunset Ridge Road Northbrook, IL	75	100.0 %	10.5	1,175	448	418	(2)

(1) For certain properties, Trailing NOI and Trailing Cash NOI do not reflect a normalized full 12 months of rents due to factors such as lease expirations or commencements, non-routine income and/or expenses (including reimbursements for end-of-lease obligations or capital reimbursements), and/or recent acquisition of the property. Additional factors that may impact Trailing Cash NOI include contractual free rent periods and/or build-out periods prior to rent commencement when the tenant has possession of the space. These factors have no effect on Annualized Base Rent.

(2) Property serving as collateral under the Company's credit facility revolver.

(3) Property serving as collateral for the Company's CMBS Loan.

(4) Property serving as collateral for the Company's San Ramon Loan.

(5) Property is currently subleased through March 2028, at which time the Company's lease with the sublease tenant will commence and is scheduled to expire in August 2033.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 29

Q2 2026 SUPPLEMENTAL INFORMATION

Unconsolidated Joint Venture Investment Summary (1)

(unaudited, square feet and dollars in thousands)

The following table summarizes the Company's investments in the Unconsolidated Joint Venture as of June 30, 2026.

Property	Tenant Industry	Weighted Average Remaining Lease Term	Proportionate Share of Gross Real Estate Investments	Proportionate Share of Rentable Square Feet	Proportionate Share of Annualized Base Rent	Proportionate Share of Principal Outstanding
Schneider Electric - Foxboro, MA	Capital Goods	1.4	$ 4,206	50	$ 757	$ 4,832
Sysmex - Lincolnshire, IL	Health Care Equipment & Services	10.3	5,935	33	844	4,922
DHL - Westerville, OH	Transportation	5.5	4,896	29	466	3,770
Peraton - Herndon, VA	Software & Services	3.6	5,285	33	1,243	5,395
Atlas Air - Erlanger, KY	Transportation	9.8	4,399	20	337	2,942
Spire Energy - St. Louis, MO	Utilities	8.7	4,412	26	394	3,406
		5.8	**$ 29,133**	**191**	**$ 4,041**	**$ 25,267**

(1) Beginning January 1, 2026, the Company no longer includes the proportionate share of the Unconsolidated Joint Venture's financial statement line items and operating metrics in its non-GAAP financial results and other operating metrics. See "About the Data" above.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 30

Annualized Base Rent ("ABR") is the monthly aggregate cash amount charged to tenants under our leases (including monthly base rent receivables and certain fixed contractually obligated reimbursements by our tenants), as of the final date of the applicable period, multiplied by 12. Annualized Base Rent is not indicative of future performance. Average Capitalization Rate represents annualized average estimated Cash NOI of the property over the tenant's lease term, excluding any rent concession periods credited at the date of purchase or sale, divided by gross purchase or sale price, except that for certain triple and double net lease properties, the Average Capitalization Rate represents annualized average estimated cash rental revenue of the property over the tenant’s lease term divided by gross purchase or sale price. Cash Capitalization Rate represents next 12 full months estimated Cash NOI of the property, excluding any rent concession periods credited at the date of purchase or sale, divided by gross purchase or sale price, except that for certain triple and double net lease properties, the Cash Capitalization Rate represents next 12 full months estimated cash rental revenue of the property divided by gross purchase or sale price. CPI refers to a lease in which base rent is adjusted based on changes in a consumer price index. Credit Rating of a tenant refers to the Standard & Poor's or Moody's credit rating and such rating also may reflect the rating assigned by Standard & Poor's or Moody's to the lease guarantor or the parent company as applicable. Dedicated Use Asset is a property that includes a substantial specialized use component such as government, medical, laboratory and research and development, and flex operations, and would therefore not be considered a traditional office property. Double Net Lease ("NN") is a lease under which the tenant agrees to pay all operating expenses associated with the property (e.g., real estate taxes, insurance, maintenance), but excludes some or all major repairs (e.g., roof, structure, parking lot, in each case, as further defined in the applicable lease). Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") and Adjusted EBITDA Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("Nareit"), an industry trade group, has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate. Nareit defines EBITDAre as net income (loss) computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, gains or losses from disposition of real estate assets. For periods prior to January 1, 2026, we also adjust for our proportionate share of EBITDAre adjustments related to the Unconsolidated Joint Venture. We calculated EBITDAre in accordance with Nareit's definition described above. In addition to EBITDAre, we use Adjusted EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Adjusted EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as transaction related expenses. We also exclude certain non-cash items such as impairments of intangible and right of use assets, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, amortization of intangibles, above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities and, for periods prior to January 1, 2026, our proportionate share of Adjusted EBITDA adjustments related to the Unconsolidated Joint Venture. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDAre and Adjusted EBITDA should not be considered as an alternative to net income (loss), as determined under GAAP. The Company uses Adjusted EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. EBITDAre and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Enterprise Value equals the sum of the Implied Equity Market Capitalization and Net Debt, in each case, as of an applicable date. Fixed Charge Coverage Ratio is (a) Adjusted EBITDA divided by (b) the sum of (i) Interest Expense, excluding non-cash amortization and (ii) secured debt principal amortization on Adjusted Principal Outstanding. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations. Q2 2026 SUPPLEMENTAL INFORMATION Definitions (unaudited, in thousands, except share and per share data) Orion Properties Inc. | WWW.ONLREIT.COM | 31

Fixed Dollar or Percent Increase refers to a lease that requires contractual rent increases during the term of the lease agreement. A Fixed Dollar or Percent Increase lease may include a period of free rent at the beginning or end of the lease. Flat refers to a lease that requires equal rent payments, with no contractual increases, throughout the term of the lease agreement. A Flat lease may include a period of free rent at the beginning or end of the lease. Funds Available for Distribution ("FAD") Funds available for distribution, as defined by the Company, represents Core FFO, as defined below, modified to exclude capital expenditures and leasing costs, as well as certain non-cash items such as amortization of above market leases, net of amortization of below market lease liabilities, straight-line rental revenue, and, for periods prior to January 1, 2026, our proportionate share of FAD adjustments related to the Unconsolidated Joint Venture and amortization of the Unconsolidated Joint Venture basis difference. Management believes that adjusting these items from Core FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management and provides useful information regarding the Company's ability to fund its dividend. However, not all REITs calculate FAD and those that do may not calculate FAD the same way, so comparisons with other REITs may not be meaningful. FAD should not be considered as an alternative to net income (loss) or cash flow provided by (used in) operating activities as determined under GAAP. Nareit Funds from Operations ("Nareit FFO" or "FFO") and Core Funds from Operations ("Core FFO") Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of the Company. FFO is not equivalent to our net income (loss) as determined under GAAP. Nareit defines FFO as net income (loss) computed in accordance with GAAP adjusted for gains or losses from disposition of real estate assets, depreciation and amortization of real estate assets, impairment write-downs on real estate and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. For periods prior to January 1, 2026, we also adjust for our proportionate share of FFO adjustments related to the Unconsolidated Joint Venture. We calculate FFO in accordance with Nareit's definition described above. In addition to FFO, we use Core FFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. Core FFO, as defined by the Company, excludes from FFO items that we believe do not reflect the ongoing operating performance of our business such as transaction related expenses, amortization of deferred financing costs, amortization of deferred lease incentives, net, equity-based compensation, amortization of premiums and discounts on debt, net and gains or losses on extinguishment of swaps and/or debt, and, for periods prior to January 1, 2026, our proportionate share of Core FFO adjustments related to the Unconsolidated Joint Venture. We believe that FFO and Core FFO allow for a comparison of the performance of our operations with other publicly-traded REITs, as FFO and Core FFO, or a substantially similar measure, are routinely reported by publicly-traded REITs, each adjust for items that we believe do not reflect the ongoing operating performance of our business and we believe are often used by analysts and investors for comparison purposes. For all of these reasons, we believe FFO and Core FFO, in addition to net income (loss), as determined under GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and Core FFO the same way, so comparisons with other REITs may not be meaningful. FFO and Core FFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate Core FFO and its use as a non-GAAP financial performance measure. GAAP is an abbreviation for generally accepted accounting principles in the United States. Gross Lease is a lease under which the landlord is responsible for all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs). Q2 2026 SUPPLEMENTAL INFORMATION Definitions (continued) (unaudited, in thousands, except share and per share data) Orion Properties Inc. | WWW.ONLREIT.COM | 32

Q2 2026 SUPPLEMENTAL INFORMATION

Definitions (continued)

(unaudited, in thousands, except share and per share data)

Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties, net of gross intangible lease liabilities and, for periods prior to January 1, 2026, the Company's proportionate share of such amounts related to properties owned by the Unconsolidated Joint Venture. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined under GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.

The following table shows a reconciliation of Gross Real Estate Investments to the amounts presented in accordance with GAAP on the balance sheets for the periods presented (in thousands):

	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Total real estate investments, at cost - as reported	$ 1,124,136	$ 1,162,759	$ 1,153,208	$ 1,174,249	$ 1,263,600
Adjustments:					
Gross intangible lease assets	249,507	261,557	250,204	253,127	275,560
Gross intangible lease liabilities	(38,660)	(38,660)	(38,660)	(38,660)	(38,660)
Non-Operating Properties total real estate investments, at cost	—	(11,113)	(11,113)	(11,113)	(11,113)
Proportionate share of Unconsolidated Joint Venture Gross Real Estate Investments (1)	—	—	29,118	46,092	46,046
Gross Real Estate Investments	**$ 1,334,983**	**$ 1,374,543**	**$ 1,382,757**	**$ 1,423,695**	**$ 1,535,433**

(1) The Company has retrospectively updated its proportionate share of Unconsolidated Joint Venture Gross Real Estate Investments as of December 31, 2025 following the completion of the Unconsolidated Joint Venture's financial statement audit for the year ended December 31, 2025. Due to uncertainties with regard to recovery of our Unconsolidated Joint Venture investment, the Company recorded an other-than-temporary impairment loss on its investment in the Unconsolidated Joint Venture during the three months ended December 31, 2025. Certain components of this impairment were directly attributable to impairment of the real estate assets owned by the Unconsolidated Joint Venture, which were not previously reflected in the proportionate share of Gross Real Estate Investments as of December 31, 2025.

GSA CPI refers to a General Services Administration ("GSA") lease that includes a contractually obligated operating cost component of rent which is adjusted annually based on changes in a consumer price index.

Implied Equity Market Capitalization equals shares of common stock outstanding as of an applicable date, multiplied by the closing sale price of the Company's stock as reported on the New York Stock Exchange on such date.

Industry is derived from the Global Industry Classification Standard ("GICS") Methodology that was developed by Morgan Stanley Capital International ("MSCI") in collaboration with S&P Dow Jones Indices to establish a global, accurate, complete and widely accepted approach to defining industries and classifying securities by industry.

Interest Coverage Ratio equals Adjusted EBITDA divided by Interest Expense, excluding non-cash amortization. Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations.

Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and, for periods prior to January 1, 2026, the Company's proportionate share of the Unconsolidated Joint Venture's interest expense incurred on its outstanding principal balance. This measure excludes the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined under GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.

Orion Properties Inc. | WWW.ONLREIT.COM | 33

Q2 2026 SUPPLEMENTAL INFORMATION

Definitions (continued)

(unaudited, in thousands, except share and per share data)

The following table shows a reconciliation of Interest Expense, excluding non-cash amortization to interest expense presented in accordance with GAAP on the statements of operations for the periods presented (in thousands):

	Three Months Ended				
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Interest expense, net - as reported	$ 7,330	$ 7,250	$ 7,473	$ 7,880	$ 8,016
Adjustments:					
Amortization of deferred financing costs and other non-cash charges	(928)	(845)	(932)	(933)	(922)
Proportionate share of Unconsolidated Joint Venture Interest Expense, excluding non-cash amortization	—	—	487	516	518
Interest Expense, excluding non-cash amortization	**$ 6,402**	**$ 6,405**	**$ 7,028**	**$ 7,463**	**$ 7,612**

Investment-Grade Tenants are those with a Credit Rating of BBB- or higher from Standard & Poor's or a Credit Rating of Baa3 or higher from Moody's. The ratings may reflect those assigned by Standard & Poor's or Moody's to the lease guarantor or the parent company, as applicable.

Leased Rate equals the sum of Leased Square Feet divided by Rentable Square Feet as of an applicable date.

Leased Square Feet is Rentable Square Feet leased for which revenue recognition has commenced in accordance with GAAP and signed leases for vacant space with future commencement dates.

Modified Gross Lease is a lease under which the landlord is responsible for most expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs), but passes through some operating expenses to the tenant.

Month-to-Month refers to a lease that is outside of the contractual lease expiration, but the tenant has not vacated and continues to pay rent which may also include holdover rent if applicable.

Net Debt, Principal Outstanding and Adjusted Principal Outstanding

Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. For periods prior to January 1, 2026, Adjusted Principal Outstanding includes the Company's proportionate share of the Unconsolidated Joint Venture's outstanding principal debt balance. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined under GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.

Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and, for periods prior to January 1, 2026, the Company's proportionate share of the Unconsolidated Joint Venture's cash and cash equivalents. Beginning January 1, 2026, the Company has revised its definition and calculation of Net Debt to also add restricted cash to the amounts that reduce the Company's Adjusted Principal Outstanding under debt obligations. This change in definition has also been applied retrospectively for comparison purposes and, for periods prior to January 1, 2026, also includes the Company's proportionate share of restricted cash from the Unconsolidated Joint Venture. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.

Orion Properties Inc. | WWW.ONLREIT.COM | 34

Q2 2026 SUPPLEMENTAL INFORMATION

Definitions (continued)

(unaudited, in thousands, except share and per share data)

The following table shows a reconciliation of Net Debt, Principal Outstanding and Adjusted Principal Outstanding to the amounts presented in accordance with GAAP on the balance sheets for the periods presented (in thousands):

	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Mortgages payable, net	$ 331,802	$ 366,927	$ 371,957	$ 371,772	$ 371,587
Credit facility revolver	102,000	127,000	92,000	110,000	110,000
Total debt - as reported	**433,802**	**493,927**	**463,957**	**481,772**	**481,587**
Deferred financing costs, net	2,796	3,351	1,043	1,228	1,413
Principal Outstanding	**436,598**	**497,278**	**465,000**	**483,000**	**483,000**
Proportionate share of Unconsolidated Joint Venture Principal Outstanding	—	—	25,753	25,897	26,042
Adjusted Principal Outstanding	**$ 436,598**	**$ 497,278**	**$ 490,753**	**$ 508,897**	**$ 509,042**
Cash and cash equivalents	(16,870)	(10,274)	(22,362)	(32,639)	(17,384)
Restricted cash	(46,659)	(50,259)	(38,277)	(30,126)	(36,090)
Proportionate share of Unconsolidated Joint Venture cash and cash equivalents	—	—	(495)	(394)	(329)
Proportionate share of Unconsolidated Joint Venture restricted cash	—	—	(1,580)	(1,570)	(1,603)
Net Debt	**$ 373,069**	**$ 436,745**	**$ 428,039**	**$ 444,168**	**$ 453,636**

Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments. Beginning in 2026, the Company has revised its definition and calculation of Net Debt to also add restricted cash to the amounts that reduce the Company's Adjusted Principal Outstanding under debt obligations. This change in definition has also been applied retrospectively for comparison purposes and, for periods prior to January 1, 2026, also includes the Company's proportionate share of restricted cash from the Unconsolidated Joint Venture.

Net Operating Income ("NOI"), Cash NOI, Trailing NOI and Trailing Cash NOI

NOI is a non-GAAP performance measure used to evaluate the operating performance of a real estate company. NOI represents total revenues less property operating expenses and excludes fee revenue earned for services to the Unconsolidated Joint Venture, impairment, depreciation and amortization, general and administrative expenses, and transaction related expenses. Cash NOI excludes the impact of certain GAAP adjustments included in rental revenue, such as straight-line rental revenue, amortization of above-market intangible lease assets and below-market lease intangible liabilities, and amortization of deferred lease incentives. For periods prior to January 1, 2026, Cash NOI includes the proportionate share of such amounts from properties owned by the Unconsolidated Joint Venture. Trailing NOI and Trailing Cash NOI represent trailing 12-month NOI and Cash NOI, calculated for the most recent 12-month period as of the applicable date. It is management's view that NOI and Cash NOI provide investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. NOI and Cash NOI should not be considered as an alternative to operating income in accordance with GAAP. Further, NOI and Cash NOI may not be comparable to similarly titled measures of other companies.

Orion Properties Inc. | WWW.ONLREIT.COM | 35

Q2 2026 SUPPLEMENTAL INFORMATION

Definitions (continued)

(unaudited, in thousands, except share and per share data)

The following table shows the calculation of NOI and Cash NOI for the periods presented (in thousands):

	Three Months Ended				
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Total revenues	$ 34,304	$ 36,271	$ 35,219	$ 37,122	$ 37,305
Less: total operating expenses	(30,920)	(39,637)	(49,369)	(100,412)	(55,239)
Fee income from unconsolidated joint venture	(206)	(137)	(209)	(204)	(203)
Transaction related	312	259	645	114	75
General and administrative	4,611	5,140	5,972	4,607	4,838
Depreciation and amortization	13,520	13,159	13,087	14,709	14,928
Impairment of real estate assets	—	6,296	14,466	63,698	19,503
NOI	**21,621**	**21,351**	**19,811**	**19,634**	**21,207**
Straight-line rental revenue	(2,998)	1,830	(2,077)	(4,898)	(2,519)
Amortization of above and below market leases, net	(312)	(312)	(312)	(312)	(321)
Amortization of deferred lease incentives, net	221	162	136	175	115
Other non-cash adjustments	47	48	48	48	48
Proportionate share of Unconsolidated Joint Venture Cash NOI	—	—	893	900	897
Cash NOI	**$ 18,579**	**$ 23,079**	**$ 18,499**	**$ 15,547**	**$ 19,427**

Non-Operating Properties refers to all properties owned and consolidated by the Company as of the applicable date which have been excluded from Operating Properties due to the properties being vacant and repositioned, redeveloped, developed or held for sale.

Occupancy Rate equals the sum of Occupied Square Feet divided by Rentable Square Feet as of an applicable date.

Occupied Square Feet is Rentable Square Feet leased for which revenue recognition has commenced in accordance with GAAP.

Operating Properties refers to all properties owned and consolidated by the Company as of the applicable date, excluding Non-Operating Properties.

Property Operating Expense includes reimbursable and non-reimbursable costs to operate a property, including real estate taxes, utilities, insurance, repairs, maintenance, legal, property management fees, etc.

Rentable Square Feet is leasable square feet of Operating Properties.

Triple Net Lease ("NNN") is a lease under which the tenant agrees to pay all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs in accordance with the lease terms).

Unconsolidated Joint Venture means the Company's investment in the unconsolidated joint venture with an affiliate of Arch Street Capital Partners, LLC.

Weighted Average Remaining Lease Term ("WALT") is the number of years remaining on each respective lease as of the applicable date, weighted based on Annualized Base Rent.

Orion Properties Inc. | WWW.ONLREIT.COM | 36